UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

DIMENSION THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:

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EXPLANATORY NOTE

On September 19, 2017, Dimension Therapeutics, Inc. (the “Company” or “Dimension”) issued the following communications to its employees:

To: All Employees

From: Annalisa Jenkins, M.B.B.S, F.R.C.P.

As you know, Ultragenyx Pharmaceutical Inc. made a non-binding, unsolicited proposal yesterday to acquire Dimension Therapeutics, Inc. for $5.50 per share in cash. This proposal was submitted after we entered into an agreement to be acquired by REGENXBIO Inc. and is subject to, among other things, diligence to be conducted, various closing conditions and regulatory approvals.

Under the terms of our agreement with REGENXBIO, Dimension is permitted to enter into discussions with another party regarding a business combination only if the Dimension Board determines that the new third party proposal could reasonably be expected to lead to a “Superior Proposal” as defined in our merger agreement with REGENXBIO.

After consultation with our financial advisor and outside legal counsel, the Dimension Board of Directors yesterday reached such a determination. Accordingly, we expect to provide information to and conduct discussions and negotiations with Ultragenyx regarding its proposal, subject to Ultragenyx’s entry into a customary confidentiality agreement with Dimension.

It is important to note that Dimension’s Board has not determined that Ultragenyx’s proposal in fact constitutes a Superior Proposal and has not changed its recommendation in support of the merger with REGENXBIO. Indeed, that merger agreement still stands.

Further, there can be no assurance that our discussions with Ultragenyx will result in the Board’s determination that the Ultragenyx proposal is a Superior Proposal or the consummation of a transaction that is superior to the pending transaction with REGENXBIO or that the terms of any new transaction will be the same as those reflected in Ultragenyx’s proposal.

I recognize that these developments will lead to questions. However, there is little additional information I can share with you at this time. And we do not expect to comment further publicly until the Board has completed discussions and/or negotiations with Ultragenyx.

While these discussions are ongoing, it continues to be business as usual for all of us at Dimension. The interest in our company by both REGENXBIO and Ultragenyx underscores the strength of the Dimension team, including you, and our capabilities. It is imperative that we continue to build on this record and provide our partners with the same high level of service that they have come to expect from Dimension. The most important thing we can all do is execute our projects and priorities as we always have.

We expect the attention Dimension has been receiving from external parties will continue, and it is important for us to speak with one voice. Consistent with company policy, please forward any inquiries from members of the media, investment community or other interested parties to Justin Jackson, at jjackson@burnsmc.com / 212-213-0006, ext. 327.

Moving forward, we will continue to keep you updated as appropriate. I want to thank you again for your continued hard work and commitment to Dimension.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding timing and likelihood of achievement of our upcoming development milestones, including timing of disclosure of data, the expected progress of or portfolio and programs, and our ability to successfully complete, clinical studies. All such forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks that the parties may be unable to obtain stockholder or regulatory approvals required for the proposed transaction or may be required to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; the length of time necessary to consummate the proposed transaction may be longer than anticipated; the parties may not be able to satisfy the conditions precedent to consummate the proposed transaction; the proposed transaction may divert management’s attention from Dimension’s ongoing business operations; the anticipated benefits of the proposed transaction might not be achieved; Dimension’s product candidates, including its candidate, DTX301, may not achieve development milestones, including patient enrollment, dosing of patients, release of initial data, or regulatory filings; the proposed transaction may involve unexpected costs; the business may suffer as a result of uncertainty surrounding the proposed transaction, including difficulties in maintaining relationships with third parties or retaining key employees; the parties may be unable to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the parties may be subject to risks related to the proposed transaction, including any legal proceedings related to the proposed transaction and the general risks associated with the respective businesses of Dimension and REGENXBIO; and the other risks described under the caption “Risk Factors” in Dimension’s Quarterly Report on Form 10-Q for the period ended June 30, 2017, which is on file with the Securities and Exchange Commission, as well as other risks detailed in Dimension’s additional filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Dimension undertakes no duty to update this information unless required by law.

Additional Information about the Proposed Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This document relates to a proposed transaction between Dimension Therapeutics, Inc. (“Dimension”) and REGENXBIO Inc. (“REGENXBIO”), which will become the subject of a proxy statement/prospectus to be filed with the SEC by Dimension, and may be deemed to be solicitation material in respect of the proposed transaction. This document is not a substitute for the proxy statement/prospectus that Dimension will file with the SEC or any other documents that Dimension may file with the SEC or send to stockholders in connection with the proposed transaction.

Before making any voting decision, investors and security holders are urged to carefully read the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about Dimension, REGENXBIO, the proposed transaction and related matters.

Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Dimension through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the proxy statement/prospectus, once it is filed, from Dimension by accessing Dimension’s website at www.dimensiontx.com or upon written request to Dimension Therapeutics, Inc., 840 Memorial Drive, Cambridge, Massachusetts 02139.

Participants in Solicitation

REGENXBIO, Dimension and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Dimension’s stockholders in connection with the proposed transaction. Information regarding Dimension’s directors and executive officers is contained in the proxy statement for Dimension’s 2017 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2017. You can obtain a free copy of this document at the SEC’s website at www.sec.gov or by accessing Dimension’s website at www.dimensiontx.com. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of this document as described in the preceding paragraph.

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